Exhibit (j)(2)

CONSENT OF COUNSEL

            We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about November 12, 2013.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
November 12, 2013